Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

TDW - Q3 2006 Tidewater Earnings Conference Call

Event Date/Time: Jan. 24. 2006 / 11:00AM ET

Thomson StreetEvents	www.streetevents.com	Contact Us	1

© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

CORPORATE PARTICIPANTS

Dean Taylor

Tidewater, Inc. - Chairman, President, CEO

Keith Lousteau

Tidewater, Inc. - CFO

Jeffrey Platt

Tidewater, Inc. - SVP

Joseph Bennett

Tidewater, Inc. - Director, IR

CONFERENCE CALL PARTICIPANTS

James Crandell

Lehman Brothers - Analyst

Joe Aguilar

Johnson Rice & Company - Analyst

Pierre Conner

Hibernia Southcoast Capital, Inc. - Analyst

Ian Macpherson

Simmons & Co. International - Analyst

Ken Sill

Credit Suisse First Boston - Analyst

James Stone

UBS Warburg - Analyst

Jonathan Chappell

JP Morgan Securities - Analyst

Hugh Demson (ph)

Unidentified - Analyst

Tom Escott

Pritchard Capital - Analyst

David Snow

Energy Equities - Analyst

Judson Bailey

Jefferies & Co. - Analyst

Melissa Lewanna (ph)

Unidentified - Analyst

Mike Clark

Unidentified - Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	2

© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

PRESENTATION

Operator

Good morning, and welcome to the Tidewater third quarter fiscal 2006 quarterly conference call. All lines have been placed on mute to prevent background noise. After the speakers’ remarks, there will be a question-and-answer session. [OPERATOR INSTRUCTIONS] At this time, I would like to turn the call over for Mr. Dean Taylor, President and CEO. Please go ahead, sir.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Nicky. Good morning, everyone and welcome to the Tidewater fiscal third quarter 2006 earnings conference call. I’m Dean Taylor, Tidewater’s Chairman, President and CEO, and I’ll be hosting the call this morning. With me today in New Orleans are Keith Lousteau, our CFO; Joe Bennett, Senior Vice President, Principal Accounting Officer, and Chief Investor Relations Officer; Cliffe Laborde, our Executive Vice President and General Counsel; and Jeff Platt, Senior Vice President in charge of operations in the Americas, Middle East, and India. And I have to say, as an aside, that all of them have told me not to screw this call up.

We have a lot of good news to talk about this morning, but before we get into our earnings review, I’d like to comment on the situation concerning our employees who are being held hostage in Nigeria. The three Tidewater employees were working for a vessel chartered by Shell at the time that the incident occurred. And at present the Nigerian government and Shell have taken the lead in negotiations with the individuals responsible for holding our employees captive, as they have had much more experience in dealing with this type of situation than we have.

Our Executive Vice President in charge of the region is in London, coordinating with the Shell crisis management team. Our Senior Vice President for the region is on the ground in Nigeria coordinating our daily efforts. I’m in constant contact with all of them. We have used all available means to try to facilitate communication regarding the particular needs of our employees to keep abreast of changes in the situation as they occur.

We remain hopeful that our employees and the other hostage will be released soon and without harm. I’ll now move on to a discussion of our just reported quarterly earnings. Keith will follow with the detailed review of the numbers and a status report on our new build and vessel replacement program.

I’ll then return with some comments on our markets and strategy going forward after which we’ll then open the call for questions. Before we begin, Keith, would you please read our Safe Harbor Statement?

Keith Lousteau - Tidewater, Inc. - CFO

During today’s conference, Dean, I, and other Tidewater management may make certain statements which are not statements of historical fact, and thus, they constitute forward-looking statements. I know you understand that there are risks and uncertainties and other factors that may cause the Company’s actual future performance materially different from that stated or implied by any of the comments that we make in this conference call today.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thanks, Keith. This morning I’m very pleased to tell you that we reported earnings for the quarter ending December 31, 2005, of $1.04, which is within the range of investments that we published in the press release we put out on January 10. These earnings exceeded last quarter’s $0.68 per share, excluding the $0.72 per share gain on the sale of the KMAR vessels by almost 53%.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

The results were achieved by significant revenue increases from both our domestic and international businesses, coupled with operating costs that were almost $3 million less than they were in the September quarter. Our international business, the backbone of the Company, was once again very good. Our earnings were up 61% over last quarter from our overseas operations. We attained $61.7 million in operating profit from our overseas operations.

Results on the domestic side of our business were also noteworthy. Demand for our equipment in the Gulf of Mexico continued to escalate from the robust levels we saw last quarter. Both day rates and utilization for vessels in our domestic fleet increased during the quarter, which pushed our domestic operating profit to just over $20 million, a 55% increase over last quarter’s domestic operating income.

As the numbers that Keith will detail shortly show, utilization and rates for our vessels are continuing to remain strong, both in our international markets and in the Gulf of Mexico. On the international side of our business, demand levels remain high. We have seen, over the last several quarters, a steady rise in rates in virtually all of the international markets. It has translated to progressively higher earnings from this segment.

As the size of our international fleet is over three times of the size of our domestic fleet, the importance of our international business is clear. I’m pleased, therefore, to report that once again this segment provided 75% of the total operating profit of the Company in the quarter. We continue to see business increase in virtually all of the international markets that we serve. In judging by the scope of the projects being undertaken by our customers overseas, we believe that demand will remain robust. The same can be said of our — of the demand for our vessels operating domestically.

Virtually all of the boats in our active domestic supply vessel and crew boat fleet worked steadily throughout the quarter in the Gulf as activity from both the exploration and production programs and hurricane repair work continued unabated. While some of this demand was related to storm damage repair work, it appears that the strength in the domestic market shows no signs of slackening for the time being.

Before turning the call over to Keith, I’d like to highlight a couple of other items. As we telegraphed in our January 10 press release, our G&A expense was up quarter-over-quarter, due in part to additional employee-related costs, including the employee assistance program that our Board of Directors recently approved.

This program helps our employees with personal uninsured losses that were the results of hurricanes Katrina and Rita. I’m pleased to tell you that the last [janti] boat that was under construction in China was delivered during the quarter. The vessel is still being outfitted and will most likely be earning revenue in the first quarter of fiscal year ending 2007.

Lastly, an update on the share repurchase program that we commenced last July. No shares were repurchased this past quarter. We do expect to continue to buy back shares from time to time under this program. That to date remains an opportunistic one. But that could change in time to a more structured one. Now, Keith?

Keith Lousteau - Tidewater, Inc. - CFO

I want to remind everybody that the form 10-Q that Tidewater files is being filed concurrent with this phone call. Those of you with, which your service should be able to go online shortly thereafter and get the absolute details contained in that report. I do remind you that there was a press release on January 10, which was our pre-release and, again, this morning before the market here on January 24. I thought I’d start off this morning with a little comment that said the answer of the day is June 1998. The question of the day is, when was the last time did Tidewater report such earnings as $1.04 per quarter? But, oh, has Tidewater changed over that less than 8-year period of time.

When I looked back to June of 1998, we find that 65% of our domestic — 65% of our operating profits at that time were coming from domestic operations, and a mere 35% from foreign operations. Today, in the report as Dean has outlined for you, 75% of our operating profits are coming from foreign operations, and a fast rising 25% from domestic operations. First, looking at some numbers year-on-year, revenue for the nine months that ended in December, December 31, 2005, were up by about 27% from the same nine-month period in the year 2004.

Earnings during that period of time, when you take out the KMAR sale to be on an equal footing, earnings were up 158% nine months-on-nine months. And a real nice sounding number here, quarter-on-quarter last December versus this December, earnings were up 200% from that previous nine — from that previous period a year ago. Nice sounding 200% number there.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

In looking at this quarter, Tidewater often talks about the leverage that’s built into this Company. We talk about the leverage on our revenue side, not on our balance sheet. The first thing that should jump off the page for anybody looking at our December numbers versus our September numbers are the fact that revenue was up $30 million from last quarter.

Net earnings before taxes were up $28 million, as Dean alluded to in a business where cost control is something that you do have a little bit of control with quarter-to-quarter. If you control your costs, that leverage on the revenue side follows almost dollar-for-dollar straight down to the bottom line. Tax rate for the quarter was basically unchanged. We’re still running at an effective annual rate of 25.75%.

Earnings for the quarter, as Dean mentioned, after factoring out the KMAR sale from last quarter, were up 53%. Domestic revenues for the quarter came in at a little bit less than $51 million, which is up 24% from the $40,700,000 that reported we in the September quarter. Revenues from international operations came in at $177 million, which was 12.6% increase from the $157 million that we reported in the September quarter. I think here on the revenue side — that’s an overall 15% in revenue growth. The $30 million number that I talked about earlier.

What’s interesting is when one looks at the make-up of Tidewater’s revenue between domestic and international for the quarter a year ago, the December quarter, domestic made up 17% of revenue in September, it made up 20% of revenue. And now in the December quarter, it made up 22% of revenue. So one can see a nice steady progression a comeback of our domestic operations. Operating costs for the quarter came in inline with the guidance we had given at $103.4 million. Nothing very unusual in the quarter.

Our insurance programs, our safety record is paying substantial dividends on the financial side in that our deductibles are still quite low. In attempting to give guidance for the March quarter, I would guide you to a number that’s probably in the 103 to 105 range. As we go through the fleet here in a minute, I’ll highlight for you that in the March quarter, we’re going to have about 3.5 vessel — additional vessels operating during that quarter that we didn’t have during the previous quarter.

So that’s going to make up for a little bit of the numbers kind of staying steady or maybe a very slight move up. And once again as we sit here in the middle of January, it’s pretty hard to kind of predict our insurance levels, or our deductible levels as the quarters go forward. But once again assuming that our safety record is held intact through the balance of the year, I would think a number of 103, 104, 105 would be where I would anticipate the quarter coming down.

G&A costs that we’re reporting for the quarter came in at an abnormally high $22.8 million, as Dean alluded to in his comments. That was affected to the tune of about $2 million from reimbursements of employees’ uninsured losses that they may have incurred. Our Board of Directors has actually authorized the numbers that are in excess of that amount. But at this stage of the game we’ve kind of canvassed the employees. We think we have a good handle. The number could affect the fourth quarter, but only moderately.

On the other side of G&A, I’m really glad to report is that with our increasing earnings, we’ve had to increase the accruals for incentive pay for the employees of Tidewater. So I would guide a G&A number for the quarter to probably be around $21 million, a number that I feel pretty comfortable that we should be right in line with that item.

Operating income, once again, I think, almost the most startling fact is when one looks at where operating income numbers were for the nine months that ended in December of ‘04. Domestically, we reported a loss for that period of time. For the same nine months in this fiscal year, we are reporting about $40 million of operating income. And in fact, in the last quarter, this December quarter, we reported $20 million. So quite a — quite a long way for the domestic operations to have come in a relatively short period of time.

Looking at some of the vessels’ statistics themselves, some of the items that we normally give to you. We report to you that on the domestic market in the deep water segment during the quarter we averaged six vessels working. We continue to have those same six vessels working today.

In the September quarter we reported day rates to you of $17,450 a day. In the December quarter those numbers averaged $20,300 a day. And today they continue to run just about $20,000 a day for those six vessels. Utilization in the September quarter was right at 98%. The December quarter snuck up a little bit, to about 99.3%. And we continue today to run as close to 100% as mathematically possible. So a fleet that’s operating all out today, all six currently at $20,000 a day.

On the supply, towing supply division, make-up of our domestic fleet during the quarter we averaged 49 vessels. We ended the quarter at 48 vessels. We will deliver one additional vessel into that fleet in February. So for modeling purposes, the towing supply, supply domestic fleet, you should have about 49 vessels for the March quarter.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

September day rate within that group of vessels was about $7,570. Today, for the quarter ended in December, we averaged $9,475. And, in fact, through today that day rate average has gone up, again, a little bit to about $9,850. Current utilization today is running about 63.5%, for last quarter we averaged 62.2%. In the September quarter we averaged about 60.6%.

So increasing day rates, a quarter that’s going to have about the same number of vessels as last quarter when the new one comes in, a nice high level of utilization. The 63% when you would factor out all of the stag vessels, which we do leave in our statistics.

Internationally, the deep water fleet averaged 28 vessels last quarter. It ended the quarter at 29. The addition to the profit earning of revenue-generating fleet of the fourth janti boat, it entered the fleet late in December, so it’s in the 29 number. Don’t add it again. But, yet it had very little revenue effect during the quarter.

That make-up of our fleet during the September quarter had averaged $15,590; in the December quarter it averaged $17,014. And today that fleet is averaging about $17,470. Once again, a nice steady progression on a large number of vessels. Utilization in the December quarter was up to 89.4%, that was up from 82.7% in the September quarter. And today we continue to run right at 89% utilization on that fleet.

International supply and towing supply division. We had an average for the quarter of 206 vessels. We ended the quarter at 207. One of those 207’s was a new bill that entered the fleet in late December, had very little revenue effect. And we will be adding one more of those. We took delivery of one more international mid-size anchor handler early in January. So for modeling purposes, you can run your number up to 208 for the quarter. In effect, there will be two extra boats from a revenue-generating perspective there, but a total of 208.

Once again, a nice steady progression in day rates from the September quarter, when we reported rates of $7,120. The December quarter we’re reporting an average of $7,318. And today we’re running at an average of $7,450. Utilization in this class is probably more of a significant factor than the day rates. The day rates did show a nice increase during that period of time. But utilization numbers in the September quarter, we had reported 72.1. In December that class of vessels jumped to 75.8%. And today we’re running at about 76.2 to 76.3%.

So utilization in a class of vessels where you have 208 vessels with an increasing day rate that utilization — or that leverage that we talked about on the revenue side is apparent within that class of vessels.

Tidewater’s balance sheet, obviously, continues to be very strong and gets stronger. We ended the quarter with about $167 million in cash. Which is a large cash accumulation from operations and the strong influx of cash that we received the last July when we sold the KMAR vessels. We ended the quarter with $300 million of outstanding debt. Stockholders equity of $1.6 billion, which gave us a gross debt to total cap ratio of 15.8. And barely 7.7%, if you do it on a net basis after taking the cash out.

A little bit of update on our commitments and where we stand on the new build fleet. At the end of December, and we have added nothing since December, we had 14 vessels outstanding that were in the construction stages. They totaled, total value of $164 million. We had $115 million yet to be paid. The 14 vessels were made up of five mid-sized anchor handlers, all being built in international yards, five what we would call mid-sized to large platform supply vessels, all being built in the United States yards, and, therefore, subject to Jones Act trading. We had three crew boats being built, and we had one tug being built in the Far East on a long-term, for a long-term contract in Africa.

That $115 million of commitments that we have looks like it will be spent something like the March quarter, about $18 million of commitments. All of the ‘07 fiscal year, about $70 million of commitments and all of the ‘08 year, about $27 million worth of commitments. As I said, we really only had two of those new vessels being delivered in this quarter.

That’s the one domestic supply boat and the one mid-sized anchor handler. Even though the revenue stream this quarter enhanced by the four vessels that I talked about because we did take two vessels in late December. That’s the basis of my prepared comments. Obviously, some pretty good numbers for the quarter. We’ll be available for any questions. But give it back to Dean for his concluding comments.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Keith. The numbers that Keith just detailed reflect there is a good reason to be enthusiastic about Tidewater’s business prospects going forward. Offshore rig utilization, as reported by the operators, remains at close to 100% as projects commencing or continuing in deep and shallow waters in virtually every drilling basin in the world. Several exploration and production companies have recently released their capital spending budgets for the coming year. They indicate a nice uptrend in E&P spending, again, in drilling provinces throughout the world.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

As our vessel operations encompass almost all of these markets, we expect the demand for our boats will remain substantial in the coming months. We intend to stay focused on optimizing our fleet mix in the most profitable markets throughout the world and to keep a sharp eye on cost while not sacrificing the attention to safety that our customers have come to expect when they contract our services.

The earnings growth potential of the 124 new vessels that we have added to our fleet over the last few years is being realized. I can’t help but reflect, as Tidewater approaches its 50th year of existence, that our reconfigured operating fleet that now consists of some 360-plus vessels has produced in this quarter earnings comparable to those that it took about 600 vessels to produce the last time that we had this level of earnings.

We will celebrate our 50th anniversary on February 3, and are excited to mark this occasion and to enter the next half century of our existence operating the largest, new fleet in the OSV business, as well as maximizing revenue and income from the more mature fleet that still remains from days past. Now we’ll take your questions. Nicky?

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] Your first question comes from the line of Jim Crandell.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Jim.

James Crandell - Lehman Brothers - Analyst

Good morning. How are you, Dean?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Fine, thank you. And you?

James Crandell - Lehman Brothers - Analyst

Good. Dean, a couple of questions. First, can you talk to industrywide new capacity that’s coming on? How that’s changed over the last three to six months? How you expect the new capacity to match up versus fleet retirements over the next year?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well, the new capacity hasn’t changed very much. Probably, I know there are 20 units added to the maybe 250 that we talked about last quarter. Of those, a number of maybe 50, are specialty units that we really wouldn’t expect to be competitive with our ships. Jim, a lot of the new tonnage is going to be platform supply vessels dedicated to the international deep water operations. You know, I think I’ve said before that I think that that market is relatively full.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

And I’m not sure what’s going to happen to a lot of that equipment. It’s going to be delivered in the North Sea. But I think there’s probably going to be some pressure in the North Sea on rates. But that’s not going to affect us very much because we’re not there. It could conceivably drive some of those units outside of the North Sea. But I don’t really expect much of that to happen, either, because the market in the North Sea is relatively strong and they don’t really leave the North Sea unless things get pretty bad.

In terms of some of the other stuff being constructed in the Far East, much constructed by speculators. We will have a decent shot at purchasing the stuff being built on speculation. And we will try to do so with an eye on purchasing it at the right price. Because in a capital intensive business, in which we definitely are, the single most important decision we can make in terms of capital is the price at which we purchase it. So we’ll be taking a good look at that. But I think a lot of the equipment in the Far East that is under construction, we’ll have a look at.

And the stuff that we will acquire will fit quite nicely, I think, with our needs to retire some of our older tonnage. You refer to the tonnage that will be cycling out of the marketplace. There’s a fair number of vessels. I don’t think I want to go into the exact number that we think will be coming out of the marketplace. I think in general, although there may be some periods of lumpiness, I don’t think that there will be a big issue in terms of too much supply in relation to the demand for the vessels. So I don’t know if that answers your question or not. But that’s what I think.

James Crandell - Lehman Brothers - Analyst

That was a good answer, Dean. You’ve spoke in the past that you thought the most likely way that Tidewater would replace its older vessels was to buy some of the new vessels under construction. And I guess I had hoped that you would be able to close something before now. Are you less optimistic you would do that? What are the chances that if you don’t do that, you might just announce a new construction program in the next three or four months on your own?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well, let me — I want to take a pot shot at some of the stuff that we hear about from time to time. But, you know, one thing we do, Jim, we don’t talk about ships that we’re building, that are coming into the income stream two years from now and all the effect that that has on the earnings, and are multiple of this and that. We try to talk about what is and what we think is going to happen in the relatively near future. And what business is going to end up ultimately looking like in a time period that’s not too far out.

We have had a number of discussions in terms of acquiring some of the ships under construction. I don’t want to comment on where we stand in any of those discussions because it might prejudice them. It’s something that we look at continually. We’re not going to diminish our efforts in that regard. We do think that it is the best way to replace our aging fleet. We’re going to continue to — we’re going to continue to concentrate on that. Saying much more than that could, in fact, jeopardize some of the stuff we’re working on right now, I think.

James Crandell - Lehman Brothers - Analyst

Okay. Last question, Dean. How much of your work in the Gulf of Mexico, you think, is hurricane-related right now? And how do you think that will change over the next year?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well, you know when Katrina and Rita hit, we were still working on Ivan stuff. And you sort of go back to the pick-up in Gulf of Mexico activity, was after hurricane Ivan and it never slowed down. And then hurricanes Rita and Katrina came along, or Katrina and Rita. I don’t — I mean, to say that there’s no preoccupation with the loss of 10 drilling rigs in the gulf would be a misstatement. We need to be aware of that. But I think that between the repair work that we see there — that we see out there, between the contract terms that our customers are asking us to sign

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

up for now, and the drilling rigs that we’ll be entering the market in the next year or so, I really am pretty optimistic about prospects for the Gulf. Now, again, there’s always a chance there could be some lumpiness in there, but I really don’t see much of it happening. I’m pretty optimistic that demand in the Gulf stays robust for the relatively near and intermediate future.

James Crandell - Lehman Brothers - Analyst

Okay. Good. That’s all I had. Thank you, Dean.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Jim. Good talking to you.

Operator

The next question comes from the line of Joe Aguilar.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Joe.

Joe Aguilar - Johnson Rice & Company - Analyst

Good morning, Dean. I was wondering if you could give us an update on — I know it’s hard to generalize the international segment as a whole, but kind of an update on the opportunity for repricing contracts in those markets, which, I guess, for most of the markets you serve tend to be longer-term contracts? And you know when we might see some of these, you know, contract renewals start to show up, you know, is there an opportunity to sort of push rates to the kind of levels we’ve seen in the Gulf of Mexico or not? That might be asking a lot, I know.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

There are opportunities, Joe. We seize on them every day. You know, the fact that our international fleet is as big as it is, you don’t see it showing up as quickly as you see it in the Gulf, simply because of the comparative sizes of the two fleets. Also the fact that in the Gulf contracts do roll over in a quicker fashion. We run — we run some statistics on what we think rolls over in three months, six months and 12 months internationally. And I think we’re going to have a good opportunity within the next 12 months to reprice about half of our international new build fleet.

And we’re going to have an opportunity probably to reprice — probably a — we don’t run the statistics on our older fleet as we do our newer fleet. But the newer fleet we’re going to have really good opportunities to reprice that. And the older fleet I’d say, Keith and I run rough calculations on the older feel. We think that the average term on international contracts, in general, is about five quarters. So I would use that as a model for the older fleet. But on the newer fleet, again, we hear a lot of people piping off about when new fleets they have. We’ve got the largest new fleet. We’ve got 120 new ships. And that will have an opportunity to reprice within, 50% of which we should be able to reprice within the next year.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Joe Aguilar - Johnson Rice & Company - Analyst

That’s — that’s great. I wanted to also maybe follow-up on the question of capacity and your assessment of market demand with maybe some added commentary, if you will, on whether or not that sort of includes the expansion in the rig count that we know of as of today? What is it, 60 or so rigs entering the market in the next few years?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

At least that. You probably have 65 when you include some of the newer deep water rigs that have just been announced. You have that, you have FBSO’s. You have FSO’s. I’m not throwing out the numbers, but please keep in mind, that of the 2,000 or so towing supply and supply vessels that are out in the worldwide marketplace, a very large number were constructed between 1978 and 1983.

Those vessels are rapidly — some of them are ours. We’re not denying that. But there are a lot that are not ours. One, they are rapidly reaching 25 years of age, which, for practical purposes, becomes an age of obsolescence, either marketing wise or repair wise. It’s difficult to work vessels that are over 25 years. We have a number of them that are older than 25 years that are we are working. And quite profitably. Return on assets is fantastic.

But in time that portion of the worldwide fleet drops out. And I don’t think — I really don’t think that over the intermediate term that excess numbers of units coming into the fleet are an overwhelming preoccupation.

Joe Aguilar - Johnson Rice & Company - Analyst

Great. Thank you, Dean. Thank you, Keith. Great quarter.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Joe.

Operator

Your next question comes from the line of Pierre Conner.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hello, Pierre.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Good morning, everybody.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Bon jour.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Bon jour. First, join you in wishing for speedy and safe recovery, return of all of your employees, Dean.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thanks.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Dean, first on a gut feel basis, the ability of the world shipyards to add new capacity, where do see us right now with — you said the number is 250 vessels. What’s that? Are they full out shipyards, or how much more room is there for that to expand?

Keith Lousteau - Tidewater, Inc. - CFO

There’s always a little expansion opportunity in there. Pierre, this is Keith. I guess on the good side is that we now when we talk to shipyards, kind of like the tankers ran into a few years ago. They’re starting to talk late ’97, ’07 and early’ 08 type deliveries, which means that the 250 that we talked about a few minutes ago are going to be delivered on a pretty systematic basis going forward.

Now there’s probably some capacity in Europe, there’s capacity because, you know, over the last five years, an awful lot of the worldwide building for this type stuff moved to the Far East. That’s where it’s pretty full at the known yards. China has always opening another new yard or two, trying to get into these opportunities for people who are willing to take the risk there.

The European yards that are available are once again more expensive than the other yards. So some of the European operators continue to build there. But I really don’t see where the bubble of the 250 or so can be increased by many on a worldwide basis. That’s going to be a systematic delivery process starting later this summer and going on for the next 24 to 30 months.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

So about 10% roughly of the fleet, a little more than that maybe? That would be about nearly capacity to bring in new tonnage?

Keith Lousteau - Tidewater, Inc. - CFO

There is nobody who has the capacity to go out and contract for new vessels today and bring it in the next eight, 10, 12 months. That certainly doesn’t exist.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

The other thing, Pierre, you don’t have sort of the tax incentive driven construction that you had back in the early ’80’s. You’re not old enough to remember that. But I am. And you know the people that are building now, there are some speculators that are building because they just, you know, they sort of look at the age of the worldwide fleet. They sort of look at the health of the present market. They roll the dice and they’ll place an order and see if they can get somebody like us to buy the ships.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Right.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

There’s some of that going on. You don’t have nearly the situation that you had back in 1978 to 1982 where just hundreds and hundreds of ships were being built without contract, with tax deductions in mind. People that are building these ships for the most part are operators or speculators. But speculators who are sort of not tax-driven speculators. Speculators who in the final sense of things will, I think, behave more rationally than people who are just building for tax-driven incentives.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Okay. That’s helpful. More specifically, Dean, on utilization in the international tone supply supply department, you know, like you said, improvement utilization goes a long way. Since we haven’t seen a lot more reactivations, all of the rigs are working that are there besides the new ones coming in in later years. What do you attribute the increase in utilization primarily to?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

I don’t know. They got a couple of cats on our YAHOO! chat board that say that our management here is bonehead. We got — we actually have some analysts that say we’re pretty dumb. So I guess I can’t attribute it to good management. [LAUGHTER]

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Okay. Market share? Is that —

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

I want to say I want to attribute it to some outstanding guys in the field. We’ve got — we’ve got real tigers out in the field. They’re doing a great job. And getting close to our customers, running a really safe operation. Touch wood, our safety record is just wonderful. I’m going to give all of the credit to the guys out in the field, how does that sound?

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Good. So market share gains from the other guys, good. One last quick one, Keith, just more mechanics. At the time of the last call you gave us an average rate for the domestic deep water fleet. The one that you gave us here at the moment seemed a little lower, but only six boats. Is that just some mix changes in there?

Keith Lousteau - Tidewater, Inc. - CFO

I don’t have my folder. I hope, I’m looking at $17,456.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

For the average for the quarter. I think at the time of the call last time.

Keith Lousteau - Tidewater, Inc. - CFO

You said what on the call?

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

At the time of the call last time your average deep water rate I thought was higher.

Keith Lousteau - Tidewater, Inc. - CFO

At the time of the call, not the reported average for the quarter.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Correct.

Keith Lousteau - Tidewater, Inc. - CFO

I don’t have the sheet with me.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Pierre, I can talk to that and Jeff can talk to that, but let me let Jeff talk a little bit.

Jeffrey Platt - Tidewater, Inc. - SVP

Pierre, in that six there’s one anchor handler. Depending on when we make a call that boat could be working in excess of $60,000 a day. Then it’s got a fall back contract where it goes back to a lesser rate, which is actually a term contract.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Got it.

Jeffrey Platt - Tidewater, Inc. - SVP

So that one boat, depending on when you take the snapshot, can really move that number up from what you’re seeing right now.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Keith Lousteau - Tidewater, Inc. - CFO

I remember now what you’re talking about is the Carl Thorn. We tried to last quarter whenever we tried to get the current number, we tried to assume it would work one third of the time in anchor handling capacity and two thirds of the time in a normal cargo capacity. The different in there can be, as Jeff was trying to avoid, $40,000 a day. We tried to estimate what we thought it would be doing. Because to put it all in at the higher number, would really have just started that few boats. So that’s where that’s coming from.

Pierre Conner - Hibernia Southcoast Capital, Inc. - Analyst

Just what I needed. Okay. Thanks, guys. I’ll turn it back.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Pierre.

Operator

The next question comes from the line of Ian McPherson.

Ian Macpherson - Simmons & Co. International - Analyst

Hi, good morning.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

How are you?

Ian Macpherson - Simmons & Co. International - Analyst

Good. We’ve talked a little bit already on the subject of the improved conditions for standard OSVs in the Gulf. I wonder if there’s any way that you could quantify any change in longer contract terms? I know it’s a very traditionally a short contract term type of market. Is there a demand for longer commitments for standard boats at this juncture?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

I’ll give a short answer. Yes. And now I’ll let Jeff expound on that.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Jeffrey Platt - Tidewater, Inc. - SVP

We’re certainly seeing the clients, domestically, as they’re getting their rig contracts, they’re committing longer for the rigs. They absolutely need to make sure they have the right vessels to support the rigs. So we do have the opportunities for term and I’d say that we’re asking our clients when we agree to a term, to give us the same considerations they want that a term contract in the Gulf truly is a term contract. It doesn’t have an early out where they can drop the boat in two days. We’ve been successful when it’s — when we’ve agreed to a term contract to get a true term contract.

Ian Macpherson - Simmons & Co. International - Analyst

How much term are you talking about, roughly?

Jeffrey Platt - Tidewater, Inc. - SVP

Six months to a year at times.

Ian Macpherson - Simmons & Co. International - Analyst

Okay. And then just as kind of a follow-up question on Gulf of Mexico supply-demand fundamentals. Clearly, when you look at the quarter-over-quarter comps, the day rates are up a couple thousand per day for standard boats, versus the September quarter. And you have the storm, you know, repair and clean-up work driving a lot of that. As you look at seven to 10 jack-ups leaving the Gulf of Mexico this quarter and early second quarter, do you have a sense of how the supply and demand fundamentals will change as the storm work sort of plays out over the course of the year? And then you have probably a jack-up count in the Gulf of Mexico that is significantly lower towards, you know, the back end of calendar year ’06. Is that I — how do you address that capacity-wise? Do you have opportunities to maybe move managed capacity between the Gulf of Mexico and other markets that may be able to absorb some of the shift in jack-ups?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Ian, have you got a complicated question for us? [LAUGHTER]

Ian Macpherson - Simmons & Co. International - Analyst

Sorry.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

You cut on a lot of facets on that we address every day. On the whole I think we’ll be okay. I just — you know, there’s plenty of imponderables there. It’s possible that in every combination and permutation that the worst case could appear. I would say that, in general, our Company and our domestic sales force and our domestic sales management that are dealing with all of those combinations and permutations, I think they’re dealing with them in such a way that our domestic division will be just fine. Can I give you an absolute assurance of that? I cannot.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Ian Macpherson - Simmons & Co. International - Analyst

Okay. Let me re-address a more pointed question, I guess. At the end of it there. Are you looking at moving standard boats into international markets in the event that, you know, the jack-up count in the Gulf of Mexico is not at 75, wouldn’t support the amount of capacity that’s in the market today?

Jeffrey Platt - Tidewater, Inc. - SVP

We look at every one of our vessels. When there’s an opportunity internationally we weigh what we can get domestically, and what makes the most sense and we move boats. We have moved some vessels out. We anticipate coming up here to actually move some units back into the Gulf of Mexico.

Ian Macpherson - Simmons & Co. International - Analyst

Interesting. Thank you.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

It depends, Ian, on the circumstance. We do have a number of U.S. flag vessels operating internationally that if we could free them up from their present contracts right now, we would. We would bring them back to the Gulf. Problem is we can’t.

When we take delivery of some of the newer tonnage that we have under construction, that’s going to be an option for us. We also have U.S. flag vessels that from time to time, lesser capacity vessels, the older 180s that have opportunities in other markets. As Jeff properly stated, the day rate outside of the U.S. is better than the U.S., we’re moving it.

So one of the advantages of having two-thirds of our operations, 75% of our profits outside of the U.S. is that we have that flexibility, we’re not married to one market. And we’re not married to one market anyplace, not just domestically, but not in South America, not in West Africa, not in Singapore, not in the Far East, not in Australia, not in the Caspian. We’re not married to one market.

We have lots of flexibility. I spoke to that earlier on, when I talked about optimizing our fleet mix as compared to the worldwide opportunities. That’s what we have conference calls, a number of times a week where we talk about optimizing the mix of our assets to have them in the best position for the markets that are showing the most strength at any one particular time. That’s what we do.

Ian Macpherson - Simmons & Co. International - Analyst

All right. Thank you.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thanks.

Operator

Your next question comes from the line of Ken Sill.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Ken.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Ken Sill - Credit Suisse First Boston - Analyst

Good morning, everybody. On pricing, I wanted to, you know, obviously, the hurricanes in the Gulf of Mexico caused a big spike. And with day rates doing what they’re doing, it seems like the operators are clearly willing to, you know, kind of pay up more. But looking forward, you know, want to get a better feel of what you’re seeing more term. That’s good. But the rate of increase in day rates that you’re kind of seeing now seems like it has slowed quite a bit from the spike you saw in the December quarter? Is that fair in the Gulf?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well it’s fair for the time being.

Ken Sill - Credit Suisse First Boston - Analyst

For the time being. Okay. And then just looking back in history, you know, running the data on boat to rig ratios. You’ve seen a big spike with the hurricanes. It’s very similar to what happened back when Andrew came through the Gulf in the ’80s, and that spike last for awhile. Do you think that this hurricane repair session could have longer legs than what we saw back then? It’s interesting to hear you say you’re still working on Ivan repairs. What’s the timeframe for some of this hurricane repair-related work going on right now?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Ken, that’s a $1 million question.

Ken Sill - Credit Suisse First Boston - Analyst

Yes.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Supposing you’re an operator, supposing you have a bunch of service companies like us licking their chops just to know how much work you have to do and how long you have to do it, how much do you think you will you tell us?

Ken Sill - Credit Suisse First Boston - Analyst

As little as possible.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Not very much.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Ken Sill - Credit Suisse First Boston - Analyst

Yes.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

You know they’re holding their cards very, very close to their vests. And of course we’re trying to — in some — you know, it just depends on the relationship you have with a particular operator. If you’ve got a really strong relationship, they open up their cards and they say, look, we have this much work. This is what we’ve got to do.

Most of the time, even when you have a terrific relationship with the operator, they are loathe to tell you what their long-term program really is simply because they know that this business, historically, has been relatively cyclical. They know right now that their pricing power of their own product is really good. They know that there’s a limited number of assets serving them. So they’re pretty judicious with what information they share with the service companies.

If we could get all of the operators to go out and say, okay, this is how much work we have, heck, I could answer your question. But they’re not going to do that. It’s just the nature of the beast. Any more so than when — well, when things are going — when it looks like things are winding down, they do tell you. But they’re not saying that right now. So, again, one of the reasons for my relatively optimistic outlook for the Gulf is that we’re not hearing any — we’re not seeing and we’re not hearing anything about anybody slowing down.

Ken Sill - Credit Suisse First Boston - Analyst

Yes. And then to try to parse it out a little bit, how much of the rate increase that we saw in Q4 are related to, you know, with rig rates doing what they’re doing, the boats are not particularly expensive. In fact, they are probably a little bit below what you’d expect given where rig rates are. Does that just make it easier for you guys to price or is it the tightness because of, you know, the demand for the boats to go out and do the repair work, or is it a combination?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well, I’m trying to determine whether Jeff is in the best position to answer that or not. I think he is. Jeff, go ahead.

Jeffrey Platt - Tidewater, Inc. - SVP

Certainly the rig rates have had very nice increases for the drillers. And, but when you say is it easy to raise prices? It’s never easy to raise prices. Certainly, it’s the supply and demand. Has the hurricane tightened demand? Absolutely. And the rates have followed behind it.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Ken, we have a number of people still on hold who wanted to ask questions.

Ken Sill - Credit Suisse First Boston - Analyst

I appreciate it.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Without being impolite, if we can move on to someone else in line.

Ken Sill - Credit Suisse First Boston - Analyst

All right. Thanks.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

If you wouldn’t mind. Thanks very much, Ken.

Operator

Your next question comes from the line of James Stone.

James Stone - UBS Warburg - Analyst

My questions were just answered in the last two callers. Thanks.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you very much. Nicky?

Operator

Your question comes from the line of Jon Chappell.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Jon.

Jonathan Chappell - JP Morgan Securities - Analyst

Dean, you’ve pretty much provided exhaustive detail on every single market. I’m just going to ask Keith a question. That $3 million impairment charge, does that have anything to do with the informal SEC inquiry that you talked about late last year? And for all intents and purposes, is this inquiry essentially over now with this $3 million charge?

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Keith Lousteau - Tidewater, Inc. - CFO

It drives the Board crazy when I answer a question. Yes and no. Obviously, the answer is no. The SEC inquiry is still open. They’re still asking for some information from us. The status is basically unchanged as we report in the 10-Q.

The one thing that it did do, we became more cognizant of the older — oldening, the aging of our fleet. We set up two, two and a half years ago some very formal procedures where we review the carrying value on the books of every vessel in our fleet at least twice a year. We do that generally very in depth in June and December.

In the December review, very formal review, we just determine that basically some of the vessels already being held for sale, The aging of the worldwide fleet, we decided that we were probably going to get a little more aggressive in trying to get rid of that equipment as other equipment becomes available for sale. The aging of the worldwide fleet, we decided that we would probably look at some offers that we had been turning down, perhaps. Or lower our expectations.

So it came up to about a $3 million fleet on seven vessels that we decided that were impaired on a worldwide basis at December. So is it an outcome of the SEC asking us about our impairment testing, the answer is yes. Is it directly related to that inquiry, the answer is no.

Jonathan Chappell - JP Morgan Securities - Analyst

Do you have any idea when the inquiry is going to come to a close and what the final financial impact will be?

Keith Lousteau - Tidewater, Inc. - CFO

We firmly believe the financial impact will be zero. All discussions to date have not included anything to do with a restatement. We, obviously, cannot go too far in these discussions at the moment. We certainly don’t want to make anyone at the SEC mad with us at this stage in the game. The inquiry to date has been surrounding the methods and the techniques and the internal controls that we had in place, to ensure the write-down we took was taken at the right period of time. The inquiry centered around timing of it and having nothing to do with the magnitude of it. The way it was actually calculated, and it’s a firm belief of ours that there will be no financial statement ramifications from whatever the ultimate outcome might be.

Jonathan Chappell - JP Morgan Securities - Analyst

Okay. Thank you, Keith.

Operator

Your next question comes from the line of [Hugh Demson].

Hugh Demson - Unidentified - Analyst

Good morning, Dean. Good morning, men. My question simply regards the management of your capital. Earlier you addressed the issue of share buybacks. And I’m curious, Dean, where you and your Board are these days in terms of a target for your the debt to total capital and perhaps you might make a comment on the dividend?

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Well, I don’t think we’re going to change the dividend anytime soon. I think the dividend is going to remain as it is. In terms of target debt debt to target cap, Hugh, we’re moving, we will be moving to an EVA-based compensation scheme for our bonus compensations. And you know, if you look at EVA they would certainly say that our debt to capital should be higher than it is. We have for some period of time kept some of our bullets in our holster, in our belt I should say, trying to be ready for the right acquisition. But I think we can comfortably be at a sort of 30% debt to total cap ratio. We have a lot of room to move on the balance sheet.

And in terms of share buybacks, I would say that we’re probably closer — certainly closer than we were last call. There were some complicating factors for which we probably didn’t buy more shares this past quarter. I won’t get into all of that because it’s just information that is not really publishable at this point. But there were some complicating factors last quarter. But I would say, in general, that we’re much closer to a structured share purchase program than we were a quarter ago. We were closer then than we were the quarter before that. So I don’t know if I’m answering your question very well. But that’s about as good as I can do for the time being.

Hugh Demson - Unidentified - Analyst

That’s perfect, Dean. Thank you.

Operator

Your next question comes from the line of Tom Escott.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Tom.

Tom Escott - Pritchard Capital - Analyst

Hi, guys. Thank you. My question was share repurchase. Thank you, appreciate it. All the best of luck.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you very much.

Operator

Your next question question from the line of David Snow.

David Snow - Energy Equities - Analyst

Yes, hi, I was going to ask about that boring capital structure and you just answered it. So thank you very much.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thanks a lot.

Operator

Your next question comes from the line of Jud Bailey.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Jud.

Judson Bailey - Jefferies & Co. - Analyst

Good morning. Recurring theme. All of my questions have been answered. Thank you.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Okay, Jud. Thanks.

Operator

Your next question comes from the line of [Melissa Lewanna] .

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hello, Melissa.

Melissa Lewanna - Unidentified - Analyst

Hello, good afternoon. I know you’re on a roll with the questions. I missed out on the deep water domestic vessels. If you can repeat utilization rates and the utilization and day rates for me, please.

Keith Lousteau - Tidewater, Inc. - CFO

The domestic vessel count —

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Deep water.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Keith Lousteau - Tidewater, Inc. - CFO

Yes. The domestic deep water once again we had six vessels that worked throughout the whole quarter. The average day rate for the quarter was $20,306. The utilization was almost full out. It calculates out at 99.3%. And today those vessels continue to work right at about $20,000 a day. And we’re running as close to 100% utilization as we can get.

Melissa Lewanna - Unidentified - Analyst

Okay. And the new builds, the 14 vessels. You mentioned one tug in Asia?

Keith Lousteau - Tidewater, Inc. - CFO

Yes.

Melissa Lewanna - Unidentified - Analyst

And which part of Africa did you — do you plan on having the contracts?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

West Africa. Do you need it more specific than that?

Melissa Lewanna - Unidentified - Analyst

Okay. That’s specific enough. Thank you very much.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you, Melissa.

Operator

[OPERATOR INSTRUCTIONS] Your next question comes from the line of James Stone.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hi, Jamie.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

James Stone - UBS Warburg - Analyst

A follow-up question. As I look at your cost structure, particularly both crew costs and fuel and lube costs sequentially. I’m just wondering how you are able to continue to keep those in line, and you actually had a 15% decline in fuel and lube and supply costs sequentially, or 14%, or so. You are sort of guiding pretty flat costs as we go forward. Aren’t you seeing more wage pressure and pressure on what I guess rope, soap, and dope and fuel?

Keith Lousteau - Tidewater, Inc. - CFO

Two comments, Jamie. Fuel and lube are generally driven by repositioning vessels during any particular quarter. In the September quarter we had taken possession in the Far East of not one but two of the big vessels that came out of [Yantai] . One of them had to be relocated and mobilized to Africa, and one went to Brazil. Those are very expensive trips, perhaps $3 million of fuel combined when moving those two boats. Last quarter on the wage side, if you remember, we booked almost $3 million of wage costs last quarter for an unusual, what we thought was an accrual for the U.K. pension plan problems.

James Stone - UBS Warburg - Analyst

Right.

Keith Lousteau - Tidewater, Inc. - CFO

OPS. So the September quarter was a quarter on the wage side. If you’re comparing it to that, that was exceptionally high to start off with. And in the world that we’re in now, our fleet is fairly stable. As we said contracts have extended out. We do have some opportunity for rolling day rates. But generally those rolling day rates over per quarter are generally done with the same customer. We don’t have an awful lot of vessels that are yet to be mobilize in this quarter. We do have, perhaps, one, but very few. So the fuel numbers and the wage numbers we feel comfortable with at least for the next quarter.

James Stone - UBS Warburg - Analyst

Even on the wage side, you’re only up year-over-year 3% on the wage side. A lower rate of inflation in the vessel market than we’re seeing in other areas for people?

Keith Lousteau - Tidewater, Inc. - CFO

Well, once again, just average number of vessels we continue to operate is continuing to go down.

James Stone - UBS Warburg - Analyst

Right.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Keith Lousteau - Tidewater, Inc. - CFO

Don’t forget that. As Dean mentioned, you know, eight years ago we were operating 600 vessels. Today, we are operating 360. So through costs tied to the number of vessels, those numbers have been winding down on us.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

There’s — James, there’s some pressure in the Gulf of Mexico. A lot of our competitors have raised — have raised their pay scales. We’re going to have to review that, how we address that. I can’t say that there’s no pressure because there is. You know — one of the things we hope we did was to treat all of our employees very fairly during the hurricane season. And, you know, sometimes — sometimes pay is more than just what you take home in your paycheck. It’s a lot of other factors that are involved. We’ll just see how we deal with the pressure in the Gulf of Mexico. We’re going to deal with it in the best way we can for our shareholders and, hopefully, I feel relatively confident that the number that Keith threw out in terms of our operating costs will be pretty close.

James Stone - UBS Warburg - Analyst

Good. Thank you.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Thank you.

Operator

Your next question comes from the line of Mike Clark.

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Hello, Mike.

Mike Clark - Unidentified - Analyst

Hello, everyone. Good. Good. Just a question on the five mid-sized anchor handlers slated for delivery from Jan. ’06, December ’07. Is that more front-end loaded, back-end loaded? Could you give us a little more detail on the delivery schedule there, please?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Our Chief Investor Relations Officer hasn’t said a thing this whole call. [LAUGHTER] We’re letting him get in.

Joseph Bennett - Tidewater, Inc. - Director, IR

The other guys have been doing such a great job.

FINAL TRANSCRIPT

Jan. 24. 2006 / 11:00AM, TDW - Q3 2006 Tidewater Earnings Conference Call

Mike Clark - Unidentified - Analyst

Hi, Joe. How are you doing?

Joseph Bennett - Tidewater, Inc. - Director, IR

Fine, Mike. Let me give you a quick rundown. As Keith said, one of those will be delivered during this current quarter and early, and has already delivered. You’ll see that all of this quarter. The next in line then comes really during the summer, kind of mid-summer of ’06. Another late until October ’06. And then you jump forward to ’07 and late in ’07. That being around September and December of ’07.

Mike Clark - Unidentified - Analyst

Got it. Thank you very much.

Joseph Bennett - Tidewater, Inc. - Director, IR

Sure.

Operator

At this time, there are no further questions. Are there any closing remarks?

Dean Taylor - Tidewater, Inc. - Chairman, President, CEO

Nicky. The only closing remark is that I’d like to thank everyone for their interest in our Company. And we look forward to talking to everyone at the end of the next quarter. Thank you very much.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.